ELECTION FORM                    RETURN THIS FORM WITH YOUR STOCK CERTIFICATE(S)
                                 IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK
                                 TRANSFER & TRUST COMPANY, AS INDICATED BELOW.

STERLING FINANCIAL CORPORATION   BY MAIL: _____________________________________
                                 BY HAND: _____________________________________
                                 BY OVERNIGHT DELIVERY: _______________________

                                 DO NOT MAIL THIS ELECTION FORM TO STERLING
                                 FINANCIAL OR EQUIPMENT FINANCE, INC. EQUIPMENT FINANCE, INC.

                                 DIRECT ANY QUESTIONS TO ______________________
                                 AT 1-800-  _________________

1. ABOUT YOU AND YOUR EQUIPMENT FINANCE COMMON SHARES - Indicate any address change below

                 Common Stock Certificate Number               Number of Shares






                 Total Shares

If you hold more certificates in the same name(s) which are not shown above, please submit them with this form and attach a listing of the additional certificate numbers.

2.   ELECTION AND REQUIRED SIGNATURES (SELECTED ONLY ONE OPTION)

All stock certificates for shares that are covered by your election MUST accompany this form.


/ /   1.   Exchange ALL my Equipment Finance shares for Sterling Financial shares.

/ /   2.   Exchange ALL my Equipment Finance shares for cash.

/ /   3.   Exchange ___________________ of my Equipment Finance
                    (number of shares)
           shares for Sterling Financial shares and exchange my balance of Equipment Finance shares for cash.

TOTAL NUMBER OF CERTIFICATED SHARES ENCLOSED: __________________________

REQUIRED SIGNATURES - All shareholders must sign below. The shareholder whose Social Security Number or Employer Identification Number appears to the right must sign the W-9 Certification.

X _____________________________________________________________________________
Signature of Shareholder                                       Date

X _____________________________________________________________________________
Signature of Shareholder                                       Date
(if joint account)

X _____________________________________________________________________________
Daytime Phone Number, including Area Code




3.   SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

     Any Sterling Financial shares and/or any check that you receive in the exchange will be issued in the name(s) printed in Section 1 unless you indicate a different name(s) below. If you indicate a different name(s), your signature and a Signature Guarantee are required and the Substitute Form W-9 on the reverse side must be completed by the new shareholder.

     __________________________________________________________________________
     NAME

     __________________________________________________________________________
     NAME (If Joint)

     __________________________________________________________________________
     ADDRESS

     __________________________________________________________________________
     CITY-STATE-ZIP

     X ________________________________________________________________________
     AUTHORIZED SIGNATURE(S)

     PLACE MEDALLION
     SIGNATURE GUARANTEE HERE


SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER

          _____________________________________

W-9 CERTIFICATION - I certify under penalties of perjury that the number shown above is my correct Taxpayer Identification Number (TIN), that I have entered the correct TIN or that I am waiting for a TIN to be issued to me and I am not subject to withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of a portion of any payment made to me.

X _____________________________________________________________________________
SIGNATURE OF SHAREHOLDER WHOSE DATE SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER IS SHOWN IN THIS BOX

4.   SPECIAL DELIVERY INSTRUCTIONS

A Sterling Financial stock certificate and/or a check will be mailed to the person and address shown in Section 1 (or the person and address shown in Section 3, if completed) unless you indicate a different address shown below:

_______________________________________________________________________________
NAME (If Joint)

_______________________________________________________________________________
ADDRESS

_______________________________________________________________________________
CITY-STATE-ZIP

5.   AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S)

     THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED.

Complete this Section ONLY if you cannot locate some or all of your Equipment Finance common stock certificate(s). Please print clearly.

TOTAL SHARES LOST [POINTING FINGER GRAPHIC]                                                Taxpayer ID or Social Security Number
Please Fill in Certificate No(s). If Known       Number of Shares of Common Stocks




                    Attach separate schedule if needed

By signing this form I/we swear, depose and state that I/we am the lawful owner of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The certificate(s) representing these securities were not endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the certificate(s), as outlined in the Transmittal Form, without the surrender of the original(s), and also to request and induce [THE _____________________ TO PROVIDE SURETYSHIP FOR ME/US TO COVER THE MISSING CERTIFICATE(S) UNDER ITS BLANKET BOND #__________.] I/We agree to surrender the certificate(s) for its/their cancellation, if I/we, at any time, find the certificate(s).

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the certificate(s), and the aforementioned suretyship, to indemnify, protect and hold harmless [________________ (THE SURETY), STERLING FINANCIAL, EQUIPMENT FINANCE AND AMERICAN STOCK TRANSFER & TRUST COMPANY,] and any other party to the transaction from and against all loss, costs, and damages including court cost and attorney's fees, which they may be subject to or liable for in respect to the cancellation and replacement of the certificate(s). The right accruing to the parties under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight, breach or their failure to inquire into, contest, or litigate any claim, whichever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of [BLANKET BOND #________] underwritten by the [_____________________].

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and also shall be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ____________________________________________
                                  (Deponent) (Indemnitore)(Heirs Individually)
on this (date) ___________________________________________________
                                Month   Day     Year

Social Security # ______________________________________ Date __________________

Notary ______________________________________________


                 LOSE SECURITIES PREMIUM/SERVICE FEE CALCULATION

1. Enter the number of shares that are lost: _______________ x $36.50 = $_____________ Share Value*

     *IF THE SHARE VALUE EXCEEDS $500,000, OR IF THE SHAREHOLDER IS FOREIGN OR DECEASED, DO NOT CONTINUE WITH CALCULATION. Contact American Stock Transfer & Trust Company at [_______________].

2.   If the value is under $1,000: $____________________ x .02 = $ ___________
                                   (Insert share value from item #1)
     Add $25.00 for service fee ...................................
     TOTAL AMOUNT DUE (ADD SURETY PREMIUM PLUS SERVICE FEE) .......    $_______

Please make all checks payable to [AMERICAN STOCK TRANSFER & TRUST COMPANY. ANY CHECKS OVER $250.00 MUST BE IN THE FORM OF A CERTIFIED CHECK, OR MONEY ORDER]. Please forward your signed check, along with this Election Form, to American Stock Transfer & Trust Company.


6. You must complete this Substitute Form W-9 only if you complete Section 3 or if the tax identification number shown in Section 2 is incorrect or missing.

                 PAYOR: AMERICAN STOCK TRANSFER & TRUST COMPANY

SUBSTITUTE FORM W-9
DEPARTMENT OF THE                                                                                                   GIVE FORM TO
TREASURY                                                                                                          REQUESTER. DO NOT
INTERNAL REVENUE SERVICE                  REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION            SEND TO THE IRS.
     PLEASE       Name (if a joint account or you changed your name, see SPECIFIC INSTRUCTIONS on page 9)
     PRINT        _________________________________________________________________________________________________________________
       OR         Business Name, if different from above (See SPECIFIC INSTRUCTIONS on page 9)
      TYPE        _________________________________________________________________________________________________________________

                  Check appropriate box: / / Individual/Sole proprietor   / / Corporation  / /Partnership   / / Other
                  _________________________________________________________________________________________________________________
                  Address (number, street, and apt. or suite no.)                             Requester's name and address
                  ______________________________________________________________             (optional)
                  City, state and zip code
                  _________________________________________________________________________________________________________________

PART I            TAXPAYER IDENTIFICATION NUMBER (TIN)

Enter your TIN in the appropriate box. For individuals, this is your Social Security Number (SSN). However, if you are a resident alien or a sole proprietor, see the instructions on page 11. For other entities, it is your Employer Identification Number (EIN). If you do not have a number, see HOW TO GET A TIN on page 9. NOTE: If the account is in more than one name, see the chart on page 11 for guidelines on whose number to enter.

         ______________________________________________________________
                             Social Security Number

                                       or

         ______________________________________________________________
                         Employer Identification Number


List account number(s) here (optional)

PART II For Payees Exempt from Backup Withholding (See the instructions on page 10)

PART III       CERTIFICATION

       Under penalties of perjury, I certify that

       1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

       2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

       3. I am a U.S. person (including a U.S. resident alien). CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SIGN       SIGNATURE                                        DATE
HERE
_______________________________________________________________________________